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                                                                   EXHIBIT 99(B)

                                ESCROW AGREEMENT

        AGREEMENT dated March __, 1997, among Wingate Financial, L.L.C. ("Optionee"), the persons listed on the Signature Page hereof (the "Grantors"), and Corporate Stock Transfer ("Escrowee").

        1. OPTIONS. Grantors have granted to optionee the right and option to purchase up to 2,000,000 shares of the Common Stock of American HealthChoice, Inc., a New York corporation (the "Company"), pursuant to the term of the Option Agreement attached hereto as Exhibit A.

        2. CREATION OF ESCROW. Pursuant to the requirements of Section 7 of the Option Agreement, the Grantors hereby create an escrow account with Escrowee and have deposited the Shares, together with stock power signed in blank.

        3. ESCROWEE DUTIES. Escrowee agrees to hold the Securities in escrow and release them to Grantors or Optionee, as the case may be, upon exercise of their rights under the Option Agreement. Escrowee will receive any dividends or other property distributed with respect the Shares prior to the exercise of the Options and remit same to Grantors promptly. In case of any dispute as to the right or obligation to have the Shares reissued, Escrowee may tender the Shares into a court of competent jurisdiction in an interpleader action. Escrowee shall have no liability for any action or inaction taken by it unless the Escrowee shall be found liable for gross negligence or willful misconduct.

        4.     MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof, and the parties are not bound by any agreements, understandings, or conditions other than as expressly set forth herein.

        (b) ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. All of the terms and provisions of this


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Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto.

        (c) WAIVERS. The failure of any party to act to enforce rights hereunder shall not be deemed a waiver and shall not preclude enforcement of any rights hereunder. No waiver of any term or provision of this Agreement on the part of a party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

        (d) GOVERNING LAW. This Agreement shall be governed by, interpreted, and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws.

        (e) NO BENEFIT TO OTHERS. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators, and legal representatives, and shall not be construed as conferring and are not intended to confer any rights on any other persons.

        (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed to be original signatures of all purposes.

        EXECUTED the date first above written.

                                       WINGATE FINANCIAL ASSOCIATES, L.L.C.


                                       By: /s/ MANDELL SHERMAN
                                           -------------------------------------

                                       CORPORATE STOCK TRANSFER



                                       By: /s/ LORI LIVINGSTON
                                           -------------------------------------


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                           SIGNATURE PAGE FOR GRANTORS



Date:                  , 1997               ------------------------------------
     ------------------                     Name:
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Date:                  , 1997               ------------------------------------
     ------------------                     Name:
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Date:                  , 1997               ------------------------------------
     ------------------                     Name:
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Date:                  , 1997               ------------------------------------
     ------------------                     Name:
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Date:                  , 1997               ------------------------------------
     ------------------                     Name:
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Date:                  , 1997               ------------------------------------
     ------------------                     Name:
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Date:                  , 1997               ------------------------------------
     ------------------                     Name:
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Date:                  , 1997               ------------------------------------
     ------------------                     Name:
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